As filed with the Securities and Exchange Commission on June 29, 2005

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

Orchid Cellmark Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3392819
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4390 US Route One

Princeton, NJ 08540

(Address, Including Zip Code, of Principal Executive Offices)

ORCHID CELLMARK INC. AMENDED AND RESTATED 2005 STOCK PLAN

(Full Titles of the Plan)

WARREN T. MELTZER

GENERAL COUNSEL AND CORPORATE SECRETARY

ORCHID CELLMARK INC.

4390 US ROUTE ONE

PRINCETON, NEW JERSEY 08540

(609) 750-2200

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.001 par value	100,000 shares	$10.39	$1,039,000	$122.29
	1,008,547 shares	$9.76	$9,843,418	$1,158.57

	1,108,547shares			$1280.86
Rights to purchase Series A Junior Participating Preferred Stock	(3)	(3)	(3)	(3)

(1)	The number of shares of common stock, par value $.001 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted or upon the exercise of options or issuance of stock awards which may hereafter be granted under the Orchid Cellmark Inc. Amended and Restated 2005 Stock Plan (the “Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq National Market as of June 23, 2005.
(3)	No separate consideration will be received for the Rights.

EXPLANATORY NOTE

The Amended and Restated 2005 Stock Plan amends and restates in its entirety our 2000 Employee, Director and Consultant Stock Plan, under which plan 1,500,000 shares (300,000 shares as adjusted for the 1-for-5 reverse stock split completed on March 31, 2004) were initially registered with the Commission on Form S-8, filed on January 3, 2001 (File No. 333-53118). In 2002, we registered an additional 3,000,000 shares (600,000 shares as adjusted for the 1-for-5 reverse stock split completed on March 31, 2004) on the Form S-8 filed with the Commission, on January 15, 2002 (File No. 333-76744). This Form S-8 registers an additional 1,108,547 shares under the plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

(3)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 4, 2005.

(4)	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 5, 2005.

(5)	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 13, 2005.

(6)	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 14, 2005.

(7)	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 26, 2005.

(8)	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 28, 2005.

(9)	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 23, 2005.

(10)	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 14, 2005.

(11)	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 17, 2005.

(12)	The description of the Registrant’s Common Stock included in the Registrant’s Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Commission on April 10, 2000 (which incorporates by reference certain portions of the Registrant’s Registration Statement on Form S-1 (Registration No. 333- 30774) filed with the Commission on February 18, 2000, as amended), including any amendment or report filed for the purpose of updating such description.

(13)	The description of the Rights under the Registrant’s Rights Agreement (which are currently transferred with the Registrant’s Common Stock) is included in the Registrant’s Registration Statement on Form 8-A filed under the Exchange Act with the Commission on August 3, 2001, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and members of that firm, their families and trusts for their benefit own an aggregate of approximately 11,656 shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from Registration Statement on Form S-3, as amended, File No. 333-113981.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(4.1)	Restated Certificate of Incorporation of the Company, dated May 10, 2000 (filed with the Commission as Exhibit 3.1 to, and incorporated by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2002).

(4.2)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 12, 2001 (filed with the Commission as Exhibit 3.2 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2002).

(4.3)	Rights Agreement, dated July 27, 2001, by and between the Registrant and American Stock Transfer & Trust Company, which includes the form of Certificate of Designations setting forth the terms of the Series A Junior Participating Preferred Stock, $0.001 par value, as Exhibit A, the form of rights certificate as Exhibit B and the summary of rights to purchase Series A Junior Participating Preferred Stock as Exhibit C (filed with the Commission as Exhibit 4.1 to, and incorporated by reference from, the Registrant’s Registration Statement on Form 8-A as filed on August 3, 2001).

(4.4)	Certificate of Designations, Preferences, and Rights of Series A Junior Participating Preferred Stock of the Registrant, dated August 1, 2001 (filed with the Commission as Exhibit 3.4 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2002).

(4.5)	Specimen Common Stock Certificate (filed with the Commission as Exhibit 4.1 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2001).

(4.6)	Second Amended and Restated Bylaws of the Company, dated March 6, 2002 (filed with the Commission as Exhibit 3.4 to, and incorporated herein by reference from, the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

(4.7)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 17, 2002 (filed with the Commission as Exhibit 3.3 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2002).

(4.8)	First Amendment to Rights Agreement by and between the Registrant and American Stock Transfer & Trust Company, as rights agent, dated March 31, 2003 (filed with the Commission as Exhibit 10.3 to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the March 31, 2003 event, as filed on April 2, 2003).

(4.9)	Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock of the Registrant, dated March 31, 2003 (filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the March 31, 2003 event, as filed on April 2, 2003).

(4.10)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated March 30, 2004.

(4.11)	Certificate of Amendment to the Restate Certificate of Incorporation of the Registrant, dated June 14, 2005.

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of KPMG LLP.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	Orchid Cellmark Inc. Amended and Restated 2005 Stock Plan (filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the June 8, 2005 event, as filed on June 14, 2005).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey on June 29, 2005.

ORCHID CELLMARK INC.

By:	/s/ PAUL J. KELLY, MD
Paul J. Kelly, M.D.
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Paul J. Kelly, Raymond J. Land and Warren T. Meltzer, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Orchid Cellmark Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL J. KELLY, MD Paul J. Kelly, M.D.	President and Chief Executive Officer (principal executive officer)	June 29, 2005

/s/ RAYMOND J. LAND Raymond J. Land	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	June 29, 2005

/s/ GEORGE H. POSTE, DVM, PHD. George H. Poste	Chairman of the Board	June 29, 2005

/s/ SIDNEY M. HECHT, PHD	Director	June 29, 2005
Sidney M. Hecht, PhD

/s/ KENNETH D. NOONAN, PHD	Director	June 29, 2005
Kenneth D. Noonan, PhD

/s/ NICOLE S. WILLIAMS	Director	June 29, 2005
Nicole S. Williams

/s/ JAMES BEERY	Director	June 29, 2005
James Beery

/s/ GORDON WASSERMAN	Director	June 29, 2005
Gordon Wasserman

Orchid Cellmark Inc.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Sequential Page No.
(4.1)	Restated Certificate of Incorporation of the Company, dated May 10, 2000 (filed with the Commission as Exhibit 3.1 to, and incorporated by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2002).

(4.2)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 12, 2001 (filed with the Commission as Exhibit 3.2 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2002).

(4.3)	Rights Agreement, dated July 27, 2001, by and between the Registrant and American Stock Transfer & Trust Company, which includes the form of Certificate of Designations setting forth the terms of the Series A Junior Participating Preferred Stock, $0.001 par value, as Exhibit A, the form of rights certificate as Exhibit B and the summary of rights to purchase Series A Junior Participating Preferred Stock as Exhibit C (filed with the Commission as Exhibit 4.1 to, and incorporated by reference from, the Registrant’s Registration Statement on Form 8-A as filed on August 3, 2001).

(4.4)	Certificate of Designations, Preferences, and Rights of Series A Junior Participating Preferred Stock of the Registrant, dated August 1, 2001 (filed with the Commission as Exhibit 3.4 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2002).

(4.5)	Specimen Common Stock Certificate (filed with the Commission as Exhibit 4.1 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 2001).

(4.6)	Second Amended and Restated Bylaws of the Company, (filed with the Commission as Exhibit 3.4 to, and incorporated herein by reference from, the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

(4.7)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 17, 2002 (filed with the Commission as Exhibit 3.3 to, and incorporated herein by reference from, the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2002).

(4.8)	First Amendment to Rights Agreement by and between the Registrant and American Stock Transfer & Trust Company, as rights agent, dated March 31, 2003 (filed with the Commission as Exhibit 10.3 to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the March 31, 2003 event, as filed on April 2, 2003).

(4.9)	Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock of the Registrant, dated March 31, 2003 (filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the March 31, 2003 event, as filed on April 2, 2003)

(4.10)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated March 30, 2004

(4.11)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated June 14, 2005

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of KPMG LLP.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

(99.1)	Orchid Cellmark Inc. Amended and Restated 2005 Stock Plan (filed with the Commission as an Exhibit to, and incorporated herein by reference from, the Registrant’s Current Report on Form 8-K for the June 8, 2005 event, as filed on June 14, 2005).